Exhibit 99.1

Reed’s Reports Fourth Quarter and Full Year 2025 Results;

Announces Leadership Transition

Profitable Growth Initiatives Lead to Sequential Quarterly Improvement

Neal Cohane Appointed Interim Chief Executive Officer

Norwalk, CT, (March 24, 2026) – Reed’s, Inc. (NYSE American: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, today announced financial results for the three months and 12 months ended December 31, 2025. Additionally, the Company announced that Neal Cohane has been appointed to serve as interim Chief Executive Officer and member of the board of directors, effective today. Former CEO and Board Member Cyril Wallace has stepped down. The board has begun conducting a search for a permanent CEO.

Leadership Transition

Cohane is a highly accomplished and seasoned retail leader. He brings decades of leadership experience across the beverage industry and a proven track record of building high-performing commercial organizations, scaling national distribution, and driving sustainable growth for consumer brands.

Most recently, Cohane was appointed by the Company as chief operating officer in January 2026. Prior to that, Cohane was chief sales officer at Eastroc Beverage. He previously founded Rootstock Brands, Inc., where he advised beverage companies on go-to-market strategy and execution. He is well known to Reed’s, having previously served as the Company’s chief sales officer for more than 15 years, playing a central role in expanding the brand’s footprint and strengthening key retail and distributor relationships. Earlier in his career, he held senior leadership roles at PepsiCo, SoBe and The Coca-Cola Company.

“Neal’s deep understanding of Reed’s, combined with his extensive experience scaling beverage brands, makes him an ideal executive to ensure a seamless transition as Reed’s enters its next phase of growth,” said Shufen Deng, chairperson of the board of Reed’s.

“Reed’s is a powerful brand with an unparalleled offering and product portfolio,” Cohane said. “I have a deep belief in our strategy, and I look forward to working with the leadership team and our partners to continue strengthening our business and driving profitability through operational discipline and execution. My focus will be on our people, operations and customer experience, working together to advance our strategy.”

“The Board is grateful for Cyril’s contributions to Reed’s, and for laying the foundation for the next phase of growth for the business,” said Michael Tu, board director of Reed’s.

Additionally, Tina Reejsinghani has departed Reed’s as chief marketing officer. Board member Rudolf (Ruud) J.M. Bakker, who has 25 years of global leadership experience across the beverage industry, is stepping in as outsourced fractional CMO.

Q4 2025 Financial Highlights (vs. Q4 2024):

●	Net sales were $7.5 million compared to $9.7 million.
●	Gross profit was $1.5 million compared to $2.9 million, with gross margin of 20% compared to 30%.
●	Delivery and handling costs were $2.46 per case compared to $3.00 per case.
●	Selling, general and administrative expenses were $4.0 million compared to $4.9 million.
●	Net loss improved to $3.8 million compared to $4.1 million.
●	EBITDA[1] was $(3.6) million compared to $(3.1) million.

FY 2025 Financial Highlights (vs. FY 2024):

●	Net sales were $34.1 million compared to $38.0 million.
●	Gross profit was $7.0 million compared to $11.4 million, with gross margin of 20% compared to 30%.
●	Delivery and handling costs remained flat at $2.75 per case.
●	Selling, general and administrative expenses were $16.6 million compared to $13.5 million.
●	Net loss was $15.8 million compared to $13.2 million.
●	EBITDA[1] was $(14.6) million compared to $(7.3) million.

Management Commentary

“The Company made important strides during the fourth quarter to stabilize the business and reinforce the operational framework needed to support sustainable growth,” said Cohane. “We also saw sequential quarterly improvement in net sales, gross margin, and net loss, reflecting early progress in our efforts to improve operating performance. We achieved encouraging sequential quarter sales growth with select natural, specialty, grocery, mass, and e-commerce customers primarily driven by increased retail velocity and seasonal product offerings.”

“Our recent uplisting to the NYSE American exchange represents another meaningful step forward, enhancing our market presence and positioning Reed’s to engage a broader base of investors as we continue building a profitable, growth-oriented business.”

“Our focus remains on profitable growth. We will continue to leverage our in-house sales team with outsourced national brokers to secure new customer and shelf space opportunities. We will also keep expanding the reach of our direct store distribution network, investing in brand marketing and product innovation, optimizing operating efficiency, and expanding across Asia. These strategic initiatives are centered on delivering the highest quality Reed’s products to our customers and consumers – and achieving profitable growth for our shareholders.”

1 EBITDA is a non-GAAP financial measure. Definition of the non-GAAP measure used by Reed’s and a reconciliation of such measure to the related GAAP financial measure can be found under the sections below titled “Non-GAAP Financial Measures” and “Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measure.”

Fourth Quarter 2025 Financial Results

During the fourth quarter of 2025, net sales were $7.5 million compared to $9.7 million in the year-ago period. The decrease was primarily driven by lower volumes with recurring national customers and higher promotional and other allowances.

Gross profit for the fourth quarter of 2025 was $1.5 million compared to $2.9 million in the year-ago period. Gross margin was 20% compared to 30% in the year-ago period. The decrease in gross margin was primarily driven by inventory write-offs and higher cost of goods sold.

Delivery and handling costs were reduced by 35% to $1.1 million in the fourth quarter of 2025 compared to $1.7 million in the year-ago period. Delivery and handling costs were 14% of net sales, or $2.46 per case in the fourth quarter of 2025 compared to $3.00 per case in the year-ago period.

Selling, general and administrative expenses were reduced by 19% to $4.0 million compared to $4.9 million in the year-ago period. The decrease was primarily driven by lower contract proceedings and asset impairments.

Net loss during the fourth quarter of 2025 improved to $3.8 million, or $(0.44) per share, compared to $4.1 million, or $(1.33) per share, in the year-ago period.

EBITDA1 was $(3.6) million in the fourth quarter of 2025 compared to $(3.1) million in the year-ago period.

Liquidity and Cash Flow

For the fourth quarter of 2025, cash used in operations was $3.8 million compared to cash used of $3.9 million in the year-ago period.

As of December 31, 2025, the Company had approximately $10.4 million of cash and $9.3 million of total debt net of capitalized financing fees. This compares to $10.4 million of cash and $9.6 million of total debt net of capitalized financing fees at December 31, 2024.

Conference Call

The Company will conduct a conference call tomorrow, March 25, 2026, at 8:30 a.m. Eastern time to discuss its results for the three and twelve months ended December 31, 2025.

Reed’s leadership team will host the conference call, followed by a question-and-answer period.

Date: Wednesday, March 25, 2026

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 717-1738

International dial-in number: (646) 307-1865

Conference ID: 59633

Webcast: Reed’s Q4 & FY 2025 2025 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and better-for-you sodas. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 32,000 stores nationwide.

Non-GAAP Financial Measures

In addition to our U.S. GAAP results, we present EBITDA as a supplemental measure of our performance. However, EBITDA is not a recognized measurement under U.S. GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define EBITDA as net income (loss), plus interest expense, tax expense, and depreciation and amortization.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with U.S. GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements. These forward- looking statements may be identified by terms such as “believe,” “expect,” “intends,” “outlook,” “may,” “will” and similar expressions. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the Company’s expectations relating to operational improvements, margin expansion, cost optimization, long-term growth across its core brands, and the impact of recent leadership changes. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: inventory shortages; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our ability to attract and retain qualified management and personnel; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors; third party co-packers meeting contractual commitments; risks related to our business expansion and international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight; protection of intellectual property; competition; general political or destabilizing events; general economic conditions; the effect of evolving domestic and foreign government regulations; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K expected to be filed on March 25, 2026, which will be available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Year Ended December 31, 2025 and 2024

(Amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Sales	$7,480	$9,733	$34,065	$37,954

Cost of goods sold	5,713	6,539	25,090	26,301
Inventory write-offs	238	277	2,013	277
Total cost of goods sold	5,951	6,816	27,103	26,578

Gross profit	1,529	2,917	6,962	11,376

Operating expenses:
Delivery and handling expense	1,075	1,659	5,374	5,863
Selling and marketing expense	1,132	932	5,271	4,405
General and administrative expense	2,832	3,985	11,296	9,109
Provision for receivable with former related party	0	0	169	115
Total operating expenses	5,039	6,576	22,110	19,492

Loss from operations	(3,510)	(3,659)	(15,148)	(8,116)

Other Income	(27)	445	414	445
Interest expense, net	(244)	(903)	(1,108)	(5,481)

Net loss	(3,781)	(4,117)	(15,842)	(13,152)

Dividends on Series A Convertible Preferred Stock	-	-	(5)	(5)

Net loss attributable to common stockholders	$(3,781)	$(4,117)	$(15,847)	$(13,157)

Loss per share – basic and diluted	$(0.44)	$(1.33)	$(1.91)	$(9.81)

Weighted average number of shares outstanding – basic and diluted	8,550,917	3,101,478	8,301,904	1,340,249

REED’S, INC,

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$10,424	$10,391
Accounts receivable, net of allowance of $980 and $859, respectively	2,317	3,979
Inventory, net	8,046	8,114
Receivable from former related party	-	144
Prepaid expenses and other current assets	673	683
Total current assets	21,460	23,311

Property and equipment, net of accumulated depreciation of $785 and $636, respectively	1,231	1,185
Intangible assets	650	644
Total assets	$23,341	$25,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,496	$6,956
Accrued expenses	669	984
Senior secured loan, net of capitalized financing costs of $68 and $329, respectively	9,182	9,571
Payable to former related party	-	144
Current portion of lease liabilities	40	-
Total current liabilities	13,387	17,655

Lease liabilities, less current portion	803	837
Total liabilities	14,190	18,492

Commitments and Contingencies	0	0

Stockholders’ equity:
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 60,000,000 shares authorized; 11,820,429 and 7,561,714 shares issued and outstanding, respectively	5	1
Additional paid in capital	176,783	158,437
Accumulated deficit	(167,731)	(151,884)
Total stockholders’ equity	9,151	6,648
Total liabilities and stockholders’ equity	$23,341	$25,140

REED’S, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2025 and 2024

(Amounts in thousands)

	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net loss	$(15,842)	$(13,152)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	160	125
Gain on disposal of property & equipment	(5)	-
Amortization of debt discount	295	1,057
Fair value of vested options	59	528
Allowance for estimated credit losses	980	859
Provision for receivable with former related party	169	115
Inventory write down	2,013	277
Accrued interest on convertible note	-	3,409
Lease liability	6	(205)
Changes in operating assets and liabilities:
Accounts receivable	743	(1,267)
Inventory	(1,945)	2,909
Prepaid expenses and other assets	(51)	561
Decrease in right of use assets	46	169
Accounts payable	(3,345)	(1,393)
Accrued expenses	(320)	(116)
Net cash used in operating activities	(17,037)	(6,124)
Cash flows from investing activities:
Intangible asset trademark costs	(6)	(15)
Purchase of property and equipment	(272)	(152)
Sale of property and equipment	25	-
Net cash used in investing activities	(253)	(167)
Cash flows from financing activities:
Proceeds from line of credit	-	29,195
Payments on the line of credit	-	(39,153)
Proceeds from sale of common stock	18,176	11,883
Proceeds from senior secured loan payable, net of expenses	-	9,524
Proceeds from convertible note payable, net of expenses	-	1,400
Proceeds received from SAFE agreement		4,096
Payment of note payable	(650)	-
Payment of convertible note payable		(514)
Amounts from former related party, net	(169)	(115)
Payment of costs recorded as debt discount	(34)	(237)
Net cash provided by financing activities	17,323	16,079

Net increase in cash	33	9,788
Cash at beginning of period	10,391	603
Cash at end of period	$10,424	$10,391

Supplemental disclosures of cash flow information:
Cash paid for interest	$826	$870
Non-cash investing and financing activities:
Dividends on Series A Convertible Preferred Stock	$5	$5
Reclass SAFE agreement from accounts payable to equity	$115	$-
Common Shares issued upon conversion of convertible notes payable	$-	$22,478
Common Shares issued upon conversion of SAFE agreement	$-	$4,096
Initial recognition of right of use asset and operating lease liability upon execution of new lease	$-	$835

REED’S, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

For the Three and Twelve Months Ended December 31, 2025 and 2024

(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(3,781)	$(4,117)	$(15,842)	$(13,152)

EBITDA adjustments:
Interest expense	244	903	1,108	5,481
Tax expense	(84)	44	(84)	111
Depreciation and amortization	50	84	206	293
Total EBITDA adjustments	$210	$1,031	$1,230	$5,885

EBITDA	$(3,571)	$(3,086)	$(14,612)	$(7,267)